Exhibit 10.7
CAL DIVE INTERNATIONAL, INC.
EMPLOYEE STOCK PURCHASE PLAN
(as Adopted Effective January 1, 2007)
1. PURPOSE AND ADMINISTRATION
     The Cal Dive International, Inc. Employee Stock Purchase Plan (the “Plan”) is intended as an incentive and to encourage stock ownership by all eligible employees of Cal Dive International, Inc., a Delaware corporation, (the “Company”) and its Subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. This Plan is designed to encourage eligible employees to remain in the employ of the Company. Options issued pursuant to this Plan shall constitute options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the terms hereof shall be interpreted consistent with this requirement. The Plan is administered by a third party broker (the “Plan Administrator”). The local corporate benefits department (“Benefits Department”) can provide contact information for the current Plan Administrator.
2. ELIGIBILITY
     All employees of the Company (or any of its designated Subsidiaries), except employees in countries whose laws make such participation impractical, shall be eligible to receive options under this Plan to purchase the Company’s no par common stock (the “Common Stock”). Effective as of January 1, 2007, an employee shall be eligible on the first day of the immediately following January or July, as applicable, to participate in the Plan for the applicable Payment Period (each such six-month period constituting a “Payment Period”). For purposes of this Plan, the term “employee” shall not include an employee whose customary employment is twenty (20) hours or less per week or is for five months or less in any calendar year.
     In no event may an employee be granted an option under this Plan if that employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and Common Stock that the employee may purchase under outstanding options shall be treated as Common Stock owned by the employee.
3. STOCK SUBJECT TO PLAN
     The stock subject to options under this Plan shall be shares of the Company’s Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares that may be issued pursuant to this Plan is 500,000 shares, subject to increase or decrease by reason of stock splits, reclassifications, stock dividends, changes in par value, and similar matters requiring adjustment.
4. PAYMENT PERIODS AND STOCK OPTIONS
     The six-month periods, January 1 to June 30 and July 1 to December 31, are Payment Periods during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.
     Twice each year, on the first Business Day of each Payment Period, the Company will grant to each eligible employee, who is then a participant in the Plan, an option to purchase, on the last Business Day of such Payment Period, at the Option Price hereinafter provided for, such number of shares of Common Stock as determined in this Section 4, reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will pay for at such Option Price; provided and on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The “Option Price” for each Payment Period shall be the lesser of (i) 85% of the Fair Market Value of the Common Stock on the first Business Day of the Payment Period; or (ii) 85% of the Fair Market Value of the Common Stock on the last Business Day of the Payment Period. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by a proportionate increase in the number of shares and a proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Price per share, as may be required to enable an eligible employee who is then a participant in the Plan as to whom an option is exercised on the last Business Day of any then current Payment Period to acquire such number of full shares as his or her accumulated payroll deductions on such date will pay for at the adjusted Option Price.
     On the first Business Day of each Payment Period, an employee shall be deemed to have been granted an option to purchase the number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value of the Common Stock on such day.
     For purposes of the Plan the “Fair Market Value” of the Common Stock as of any particular date means (1) if the Common Stock is traded on a stock exchange, the closing sale price of the Common Stock on that date as reported on the principal securities exchange on which the Common Stock is traded, or (2) if the Common Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Common Stock is not so traded, (b) if no closing price or bid and asked prices for the stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a share of Common Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

     For purposes of this Plan the term “Business Day” as used herein means a day on which there is trading on the NASDAQ National Market System or such other national securities exchange as shall be designated by the Board of Directors pursuant to the preceding paragraph.
     No employee shall be granted an option which permits his or her rights to purchase Common Stock under this Plan and any similar plans of the Company or any parent or subsidiary corporation to accrue at a rate which exceeds $25,000 of the Fair Market Value of such Common Stock (determined as of the date such option is granted) for each calendar year in which an option first becomes exercisable. This limitation is required to comply with Section 423(b)(8) of the Code.
5. EXERCISE OF OPTION
     Each eligible employee who continues to be a participant in the Plan on the last Business Day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will pay for at the Option Price. If a participant is not an employee on the last Business Day of a Payment Period, he shall not be entitled to exercise his or her option.
6. AUTHORIZATION FOR ENTERING PLAN
     An eligible employee may become a participant in the Plan by filling out, signing and delivering to the Benefits Department an authorization form (“Authorization Form”) provided by the Benefits Department:
(a)	stating the percentage to be deducted regularly from his or her Regular Base Pay; and

(b)	authorizing the purchase of Common Stock for him or her in each Payment Period in accordance with the terms of the Plan.
Such Authorization Form must be received by the Benefits Department at least ten (10) days before the beginning date of the next succeeding Payment Period. Unless an employee files a new Authorization Form or withdraws from the Plan, his or her deductions and purchases under the Authorization Form he or she has on file under the Plan will continue in effect for that Payment Period as long as the Plan remains in effect. A new Authorization Form is required to be submitted at least ten (10) days before the beginning date of the next succeeding Payment Period, even if no changes are being made. If a new Authorization Form is not timely received by the Benefits Department, the employee will not participate in the next succeeding Payment Period. The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

7. MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS
     An employee may authorize payroll deductions in any whole percentage amount up to, but not more than 10%, of his or her Regular Base Pay); provided, however, that the minimum deduction in respect of any payroll period shall be 1% (or such other amount as the Committee shall establish). An employee may not make any additional payments into his or her account. “Regular Base Pay” includes base pay and overtime, but excludes payments for bonuses, other special items and severance.
8. CHANGE IN PAYROLL DEDUCTIONS
     Payroll deductions may be changed prior to the beginning of each Payment Period by submitting a new Authorization Form to the Benefits Department.
9. WITHDRAWAL FROM THE PLAN
     An employee may withdraw from the Plan, in whole but not in part, at any time prior to ten (10) days before the last Business Day of each Payment Period by delivering a “Withdrawal Notice” to the Benefits Department. The Company will promptly refund the entire balance of such employee’s payroll deductions that have not been applied to purchase Common Stock under the Plan. An employee who withdraws from the Plan is treated as an employee who has not participated in the Plan. To re-enter, he or she must file a new Authorization Form at least ten (10) days before the beginning date of the next Payment Period.
10. ISSUANCE OF STOCK/UNUSED PAYROLL DEDUCTIONS
     Upon written request by the employee to the Plan Administrator, certificates of stock will be issued to participants, as appropriate, as soon as practicable. Fractional shares will not be issued under the Plan. Any accumulated payroll deductions that would have been used to purchase fractional shares will be returned to the employee promptly without interest if the employee ceases participation in the Plan, or carried over to the next Payment Period if the employee continues in the Plan.
11. NO TRANSFER OR ASSIGNMENT OF EMPLOYEE’S RIGHTS
     An employee’s rights under the Plan are solely for the employee and may not be transferred or assigned to any other person. Any option granted to an employee may be exercised only by such employee.

12. TERMINATION OF EMPLOYEE’S RIGHTS
     An employee’s rights under the Plan will terminate when he or she ceases to be an employee for any reason, including retirement, resignation, lay-off, discharge or death. A Withdrawal Notice will be deemed to have been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded. If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be deemed to have been received from him or her on the day the interruption occurs.
13. TERMINATION AND AMENDMENTS TO PLAN
     The Plan may be terminated at any time by the Company’s Board of Directors. It will terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purposes of the Plan remain available for purchase, but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock shall be refunded.
     The Board of Directors also reserves the right to amend the Plan from time to time, in any respect provided, however, that no amendment shall be effective which would (a) increase the number of shares of Common Stock to be offered, except as provided in Section 3, or (b) change the class of employees eligible to receive options under the Plan, without prior approval of the stockholders.
14. LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN
     The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time he or she chooses; provided, however, that because of certain Federal tax requirements, each employee agrees, by participating in this Plan, to give the Company prompt notice of any such disposition of Common Stock that occurs before the later of (a) two years after the first Business Day of the Payment Period during which the stock was purchased (the “grant date”), and (b) one year after the transfer of the Common Stock to him or her, in each case identifying the date acquired and the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of Common Stock purchased under this Plan. See Section 22, WITHHOLDING OF ADDITIONAL INCOME TAX.
15. COMPANY’S PAYMENT OF EXPENSES RELATED TO PLAN
     The Company will bear all costs of administering and carrying out the Plan.

16. PARTICIPATING SUBSIDIARIES
     The term “Subsidiaries” shall mean each subsidiary corporation of the Company designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designations before or after the Plan is approved by the stockholders.
17. ADMINISTRATION OF THE PLAN
     The Plan shall be governed by the Employee Benefits Committee appointed by the Board of Directors of the Company (the “Committee”) and administered by the Plan Administrator appointed by the Committee. The Committee shall consist of not less than three members. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, for whatever reason, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to and approved in writing by a majority of the members of the Committee, including written approvals by electronic means, shall be valid acts of the Committee.
     The interpretation and construction by the Committee in its discretion of any provisions of the Plan or of any purchase right granted under it shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith and in its sole judgment with respect to the Plan or any option granted under it.
18. THE EFFECT AND REVIEW OF ADMINISTRATIVE RULINGS
     The officials of the Company charged with administering the Plan shall have full and absolute discretion in the exercise of their authority. All actions taken and all rulings or decisions made by those officials in the exercise of their powers and authorities in relation to the Plan shall be binding on all other parties even if the official might have an actual or potential conflict of interest in the action, ruling or decision. No action, ruling or decision by the official shall be subject to de novo review in any judicial proceeding. No action, ruling or decision of any official may be set aside unless it has been held to be arbitrary or capricious by a final judgment of a court having jurisdiction with respect to the issue.
19. OPTIONEES NOT STOCKHOLDERS
     The granting of an option to an employee and the deduction from his or her pay shall not entitle the optionee to any rights as a stockholder with respect to Common Stock subject to the option. Only after the shares of Common Stock have been purchased by and issued to such employee shall the rights of a stockholder apply.

20. APPLICATION OF FUNDS
     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.
21. GOVERNMENTAL REGULATION
     The Company’s obligation to sell and deliver shares of Common Stock under this Plan is subject to compliance with any governmental authority required in connection with the authorization, sale and issuance of Common Stock.
22. WITHHOLDING OF ADDITIONAL INCOME TAX
     The Company, in accordance with Section 3402(a) of the Code (and the regulations and rulings promulgated thereunder) and state law, if applicable, will withhold from the wages of participating employees, in all payroll periods following and in the same calendar year as the date on which compensation is deemed received by the employee, additional income taxes in respect of the amount that is considered compensation includable in the employee’s gross income, resulting from the sale of Common Stock acquired under the terms of this Plan.
23. INDEMNIFICATION
     To the extent permitted under local law, each member of the Board of Directors and employees of the Company administering this Plan will be indemnified by the Company for all expenses incurred by the director or employee as a result of such director’s or employee’s administration of this Plan. Expenses incurred as a result of gross negligence and willful misconduct are excluded from this indemnification.
24. PERSONS BASED OUTSIDE OF THE UNITED STATES
     Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:
(a)	determine which Subsidiaries shall be covered by the Plan;

(b)	determine which persons employed outside the United States are eligible to participate in the Plan;

(c)	modify the terms and conditions of any option granted to persons who are employed outside the United States to comply with applicable foreign laws;

(d)	establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 24 by the Committee shall be attached to the Plan document as Appendices; and

(e)	take any action, before or after an option is granted, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals.
     Notwithstanding the above, the Committee may not take any actions hereunder, and no options shall be granted, that would violate section 423 of the Code, any securities law or governing statute or any other applicable law. Any income derived under the Plan shall not be treated as a part of an employee’s regular compensation or salary for purposes of computing statutorily mandated severance benefits or other statutorily mandated benefits in foreign jurisdictions.
25. GOVERNING LAWS
     Except to the extent superseded by the federal laws of the United States, the laws of the State of Texas, without regard to principles of conflicts of law, shall govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.
26. APPROVAL OF STOCKHOLDERS
     This amended and restated Plan shall not be effective unless approved by the Company’s stockholders within twelve (12) months before or after the date the amendment and restatement of the Plan is adopted by the Board of Directors.